UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2004

WORLD HEALTH ALTERNATIVES, INC.

(Exact name of registrant as specified in this charter)

Florida	333-84934	04-3613924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111, Pittsburgh, PA	15235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (412) 829-7800

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

ITEM 5 – OTHER EVENTS

On June 23, 2004, Marc D. Roup resigned from his position as World Health Alternatives, Inc.’s (the “Company”) Chief Executive Officer and from the Company’s Board of Directors. Mr. Roup has been the Company’s Chief Executive Officer and a Director on a full-time basis since February 20, 2003. Mr. Roup has decided to pursue other endeavors outside of the staffing industry and has no disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Roup’s role with the Company has already been transitioned to John Sercu, who joined the Company in May 2004, and will hold the position of Chief Operating Officer. Mr. Sercu was formerly the Chief Executive Officer of Pulse Healthcare Staffing, Inc. (“Pulse”) and joined the Company following its acquisition of Pulse in May 2004. Before joining Pulse, Mr. Sercu served as the Chief Executive Officer of Parker Services, Inc., a large, regional staffing firm, worked for Hall Kinion & Associates, Inc., a staffing and recruiting company, and worked as a national sales manager for Pepsi, Coke, and Coors. Mr. Sercu formerly served in Special Operations for the United States Army. Mr. Sercu holds a B.S. in Finance and Marketing from California State University in Sacramento and is a graduate of the Graduate Management Program at the University of Washington School of Business.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By	/s/ Richard E. McDonald
Richard E. McDonald
President,
Principal Financial Officer
Principal Accounting Officer
Chairman of the Board of Directors

Date: June 23, 2004

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